SEPARATION AND SEVERANCE AGREEMENT

This Separation and Severance Agreement (the "Agreement") is effective August 27, 2009 by and between Mendocino Brewing Company, Inc. a California corporation (the "Company") and Yashpal Singh (the "Executive").

Recitals

A.           The Company and Executive are parties to that certain Executive Employment Agreement, effective January 1, 2007 (the "Employment Agreement") which contains certain provisions relating to the termination of Executive's employment with the Company.

B.           The Company and Executive wish to supplement the Employment Agreement with additional terms and conditions and to clarify certain existing provisions in the Employment Agreement relating to the termination of Executive's employment with the Company.

C.           NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties agree as follows.

1.           Termination of Employment by Employee With Good Reason.

A.           Executive may terminate his employment prior to the end of the employment term with the Company for Good Reason (as defined below) by providing the Board of Directors of the Company (the "Board"), within ninety (90) days of the occurrence of an event described in Section 1(B) below, with a written notice that specifies such event and any relevant facts and circumstances that allegedly justifies termination of employment by Executive.  The Company shall have an opportunity to cure the event specified in such notice within thirty (30) days following delivery of such notice. If the Company fails to cure those circumstances in all material respects by the expiration of the thirty (30) day notice period, the Executive's employment with the Company shall cease.  The Executive's Termination Date shall be the earlier of the day that the Executive ceases to provide services to the Company or the day that the facts and circumstances indicated that the Executive has permanently reduced the level of services he provides to the Company to twenty percent (20%) or less than the average level of bona fide services performed for the Company over the immediately preceding thirty-six (36) month period (unless otherwise specified in the Internal Revenue Code of 1986, as amended, (the "Code"), level of services will be based on hours worked).  Notwithstanding the foregoing, during the time period that Executive is on any bona fide leave of absence, the employment relationship is deemed to be continuing intact.  In case of (i) termination by Executive for Good Reason as set forth in this Section 1(A) or (ii) Executive's termination from the Company at the end of the term of the Employment Agreement (which term currently runs until December 31, 2010), Executive shall be entitled to the severance payment and benefits set forth in Section 7 herein contingent upon return of all Company property in Executive's possession and execution of a release in the form attached hereto as Annex A (the "Release") within ninety (90) days of the Executive's Termination Date.

B.           For purposes of this Agreement, the term "Good Reason" shall mean the occurrence of any of the following events without the written consent of Executive: (i) a material reduction in Executive's base salary; (ii) relocation of Executive by the Company outside the fifty (50) mile radius surrounding Executive's then present location; and (iii) a material diminution in Executive's duties, authority or responsibilities.

2.           Resignation by Employee Without Good Reason.

A.           Executive may voluntarily terminate his employment with the Company without Good Reason at any time with one (1) year prior notice.  If Executive provides such notice, the Company, at the sole discretion of the Board, may accelerate the termination of Executive's employment to any date after receipt of such notice from Executive and prior to the date of termination specified in the notice from Executive.  Any acceleration of the termination of Executive's employment shall be effective on written notice being delivered to Executive by the Company.  On any such acceleration by the Company, Executive shall not be entitled to any payment in lieu of notice.  If Executive's employment is terminated pursuant to this Section 2(A), Executive shall receive payment for all accrued salary, vacation time, and benefits owed Executive through the Termination Date.  For purposes of this Section 2(A), the Termination Date shall be the earlier of the day that the Executive ceases to provide services to the Company or the day that the facts and circumstances indicated that the Executive has permanently reduced the level of services he provides to the Company to twenty percent (20%) or less than the average level of bona fide services performed for the Company over the immediately preceding thirty-six (36) month period (unless otherwise specified in the Code, level of services will be based on hours worked).

B.           In case of a resignation without Good Reason by Executive, the Company shall have no further obligation to pay compensation of any kind (except for accrued salary, vacation time and benefits as set forth above) or severance payment of any kind or to make any payment in lieu of notice.  All benefits provided by the Company to Executive shall cease on the Termination Date.  For the avoidance of doubt, Executive's termination from the Company at the end of the term of the Employment Agreement (currently December 31, 2010) shall not be deemed a resignation without Good Reason and Executive shall be entitled to the severance payment and benefits as set forth in Section 7.

3.           Termination on Death.

A.           If Executive dies before the term of the Employment Agreement expires, the Company shall pay Executive's estate the accrued portion of Executive's salary and vacation time and benefits that Executive is entitled to receive through the Termination Date.  For purposes of this Section 3(A), the Termination Date shall be the date of Executive's death.

B.           In addition to the payments set forth in Section 3(A) above, the Company shall pay Executive's estate an amount equal to the product of (i) 2.5 times Executive's average monthly base salary over the preceding twelve (12) month period multiplied by (ii) each year of service provided by Executive to the Company prior to Executive's date of death; provided, however, that in no event may the aggregate payment under this Section 3(B) exceed 30 months of Executive's average monthly base salary over the preceding twelve (12) month period. For purposes of calculating the number of years of Executive's service in this Section 3(B), a partial year of service shall be counted but shall be pro rated based on the actual number of months worked during such partial year of service.   Notwithstanding the foregoing, no payment under this Section 3(B) shall be paid unless all Company property in Executive's possession at his death is returned and the Release is executed by an authorized signatory for the Executive's estate within ninety (90) days of the Executive's date of death.  All payments shall be made less standard withholdings for taxes and social security, medicare and state disability tax purposes and shall be payable over a twenty (20) month term in pro rata payments commencing on the first day of the calendar month following the expiration of the ninety (90) days period provided for returning Company property and executing the Release.

C.           If Executive predeceases his spouse, the Company shall also pay Executive's spouse's COBRA premiums until the earlier to occur of (i) such time as Executive's spouse obtains replacement health insurance or (ii) eighteen (18) months following Executive's death.

4.           Termination Due to Disability.

A.           The Company may terminate Executive's employment in case of Executive's Disability (as defined below).  If Executive's employment is terminated under this Section 4(A), the Company shall pay Executive all amounts due as accrued salary, vacation time and benefits under the Employment Agreement through the Termination Date.  For purposes of this Section 4(A), the Termination Date shall be the date specified by the Board immediately following a determination by a qualified physician of Executive's Disability.

B.           In addition to the payments set forth in Section 4(A) above, the Company shall pay Executive an amount equal to the product of (i) 2.5 times Executive's average monthly base salary over the preceding twelve (12) month period multiplied by (ii) each  year of service provided by Executive to the Company prior to Executive's date of Disability; provided, however, that in no event may the aggregate payment under this Section 4(B) exceed 30 months of Executive's average monthly base salary over the preceding twelve (12) month period. For purposes of calculating the number of years of Executive's service in this Section 4(B), a partial year of service shall be counted but shall be pro rated based on the actual number of months worked during such partial year of service.  Notwithstanding the foregoing, no payment under this Section 4(B) shall be paid unless all Company property in Executive's possession is returned and the Release is executed by the Executive or his authorized representative within ninety (90) days of the date that the Board, in its sole discretion, determines that Executive is Disabled.  All payments shall be made less standard withholdings for taxes and social security, medicare and state disability tax purposes and shall be payable over a twenty (20) month term in pro rata payments commencing on the first day of the calendar month following the expiration of the ninety (90) days period provided for returning Company property and executing the Release.

C.           In addition, the Company shall pay COBRA premiums for Executive and Executive's spouse until the earlier of (i) the effective date on which Executive obtains comparable health insurance from a subsequent employer or (ii) eighteen (18) months following the Executive's Termination Date.   However, if Executive fails to both (i) return all Company property in his possession and (ii) execute the Release within the 90 day period, the Company's obligation to pay COBRA premiums shall cease and Executive shall reimburse the Company for all COBRA premiums previously paid by it on Executive's behalf.

D.           For purposes of this Agreement "Disability" means that Executive is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of at least twelve (12) months; or (ii) receiving income replacement benefits for a period of not less than three months under a Company health or accident plan because of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of at least twelve (12) months.

5.           Involuntary Termination

A.           The Company may terminate Executive's employment without Cause (as defined in Section 6(B), with 365 days prior written notice; provided, however, that the Company reserves the right to terminate Executive's employment immediately and provide Executive with a lump sum payment equal to twelve (12) months of Executive's base salary at the rate in place on the Termination Date (the "Notice Payment") within ninety (90) days of the Termination Date provided all Company property in Executive's possession is returned and the Release is executed by the Executive within this ninety (90) day period. Notwithstanding the foregoing, the Company shall have the authority to delay the payment of the Notice Payment to the extent it reasonably deems necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain "key employees" of publicly-traded companies); in such event, any such amount or benefit to which Employee would otherwise be entitled during the six (6) month period following his Termination Date will be provided or paid on the first business day following the expiration of such six (6) month period, or if earlier, the date of death.  If Executive's employment is terminated pursuant to this Section 5(A), Executive shall receive all accrued salary, vacation time and benefits under the Employment Agreement through the Termination Date.  For purposes of this Section 5(A), the Termination Date shall be the date determined by the Board as set forth in the notice delivered to Executive.

B.           In the case of a termination of Executive's employment without Cause as set forth in Section 5A, the Company shall also pay to Executive the severance payment and pay COBRA premiums in accordance with Section 7 of this Agreement.  However, if Executive fails to both (i) return all Company property in his possession and (ii) execute the Release within the 90 day period, the Company's obligation to pay COBRA premiums shall cease and Executive shall reimburse the Company for all COBRA premiums previously paid by it on Executive's behalf.

6.           Termination for Cause.

A.           The Company may terminate Executive's employment upon the recommendation of the Board (excluding the vote of Executive on such matter) at any time for Cause (as defined in Section 6(B) immediately on written notice to the Executive of the circumstances leading to termination for Cause.  If Executive's employment is terminated under this Section 6(A), the Company shall pay Executive all accrued salary, vacation time and benefits under the Employment Agreement through the Termination Date.  For purposes of this Section 6(A), the Termination Date shall be the date on which the termination notice is given by the Board to Executive.  If the Board terminates Executive without at least 12 months' prior notice, the Company shall pay to Executive the Notice Payment within ninety (90) days of the Termination Date provided all Company property in Executive's possession is returned and the Release is executed by the Executive within the ninety (90) day period. Notwithstanding the foregoing, the Company shall have the authority to delay the payment of the Notice Payment to the extent it reasonably deems necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain "key employees" of publicly-traded companies); in such event, any such amount or benefit to which Employee would otherwise be entitled during the six (6) month period following his Termination Date will be provided or paid on the first business day that is six (6) months after the Termination Date, or  if earlier, the date of death.  Except for the accrued salary, vacation time and benefits and the Notice Payment, the Company shall have no further obligation to pay any compensation of any kind, any severance payment of any kind and/or any additional notice payment of any kind.

B.           For purposes of this Agreement, "Cause" means the occurrence or existence of any of the following with respect to Executive, as determined by a majority of the Board (excluding Executive): (i) a material breach by Executive of the terms of the Employment Agreement or of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its affiliates (which for purposes of this Agreement, means any individual, corporation, partnership, association, limited liability company, trust, estate or other entity or organization directly or indirectly controlling, controlled by, or under direct or indirect common control with the Company) that has not been approved by a majority of disinterested directors of the Board, if such material breach remains uncured after thirty (30) days following the date the Company provides written notice to Executive of such material breach; (ii) the repeated material breach by Executive of any duty referred to in clause (i) above on which at least one prior written notice was provided to Executive under clause (i); (iii) any act of dishonesty, misappropriation, embezzlement, intentional fraud or similar conduct by Executive involving the Company or its affiliates; or (iv) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude.

7.           Severance Payment and COBRA premiums.

A.           In case of termination of Executive's employment with the Company (i) by Executive with Good Reason, (ii) by the Company without Cause (except in the case of death or Disability) or (iii) upon completion of the term of the Employment Agreement and contingent upon Executive executing the Release and returning all Company property in his possession within ninety (90) days of the Termination Date, Executive shall be entitled to receive a severance payment (the "Severance Payment").  The Severance Payment shall be equal to the product of (x) 2.5 times Executive's average monthly base salary over the preceding twelve (12) month period, multiplied by (y) the number of years of service provided by Executive to the Company immediately prior to the Termination Date; provided, however, that in no event may the aggregate Severance Payment exceed 30 months of Executive's average monthly base salary over the preceding twelve (12) month period.  For purposes of calculating the number of years of service in this Section 7(A), a partial year of service shall be counted but shall be pro rated based on the actual number of months worked during such partial year of service.

B.           The Severance Payment shall be made less standard withholdings for taxes and social security, medicare and state disability tax purposes payable over a twenty (20) month term in pro rata payments commencing on the first day of the calendar month following the expiration of the ninety (90) days period provided for returning Company property and executing the Release.  Notwithstanding the foregoing, the Company shall have the authority to delay the payment of the Severance Payment or any other amounts or benefits under this Agreement to the extent it reasonably deems necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain "key employees" of publicly-traded companies); in such event, any such amount or benefit to which Employee would otherwise be entitled during the six (6) month period following his Termination Date will be provided or paid on the first business day following the expiration of such six (6) month period, or if earlier, the date of death.

C.           In addition, the Company shall pay the COBRA premiums for Executive and Executive's spouse until the earlier of (i) the effective date on which Executive obtains comparable health insurance from a subsequent employer or (ii) eighteen (18) months following the Executive's Termination Date.  However, if Executive fails to both (i) return all Company property in his possession and (ii) execute the Release within the 90 day period, the Company's obligation to pay COBRA premiums shall cease and Executive shall reimburse the Company for all COBRA premiums previously paid by it on Executive's behalf.

D.           The Severance Payment and the other payment obligations specifically set forth in this Agreement (i.e. payments upon death or Disability, accrued salary, vacation, and benefits and Notice Payment (only in case of Involuntary Termination by the Company as set forth in Section 5(A) and termination by the Company without notice as set forth in Section 6(A) herein) and reimbursement of COBRA premiums for Executive and Executive's spouse as set forth herein)) constitute the only obligations of the Company following Executive's termination.

8.           Form of Release.  The form of Release attached hereto as Annex A may be amended by the Company from time to time, without the consent of Executive, to take into account changes in any applicable law governing the Company and or the terms of the Release.  The Company agrees to provide Executive with prompt notice of applicable changes.

9.           Duty of Cooperation Following Termination.  Executive agrees to cooperate with the Company following termination of Executive's employment (for any reason) by being reasonably available to testify at the request of the Company or any affiliate in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and to assist the Company or any affiliate in any such action, suit or proceeding, by providing information and meeting and consulting with the Board or their representatives or counsel, or representatives or counsel to the Company or any affiliate, as reasonably requested.  The Company shall reimburse Executive for all expenses actually incurred in connection with his provision of testimony or assistance (including reasonable attorneys' fees incurred in connection therewith and statutory witness fees) on submission of appropriate documentation to the Company.

10.           Dispute Resolution and Binding Arbitration.  Executive and the Company agree that any dispute that arises out of or relates to this Agreement or the Release, shall be submitted to binding arbitration pursuant to the Federal Arbitration Act.  Nothing in this section shall prevent Executive from filing or maintaining a charge with the United States Equal Employment Opportunity Commission or the National Labor Relations Board.  The arbitration shall take place in San Francisco, California and both Executive and the Company agree to submit to the jurisdiction of the arbitrator selected in accordance with American Arbitration Association rules and procedures.  The parties each expressly waive the right to a jury trial, and agree that the arbitrator's award shall be final and binding on the parties, provided that any award shall be reviewable by a court of law to the fullest extent allowed by law, including for any error of law by the arbitrator.  The arbitrator shall have the discretion to award monetary and other damages, or to award no damages, and to fashion any other relief the arbitrator deems appropriate, but only to the extent consistent with law. The parties shall be responsible for their own attorneys' fees.

11.           Entire Agreement.  This Agreement contains the entire agreement between the parties and supersedes all prior or contemporaneous oral and written agreements, understandings, commitments, and practices of the parties (excluding the terms of the  Employment Agreement not specifically superseded herein).  In case of conflict between the terms of this Agreement and the Employment Agreement, this Agreement shall control.

12.           Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of and be enforceable by the Company and Executive, and their respective successors and assigns.  In the event of a change of control transaction in which the Company is not the surviving entity or upon the sale of all or substantially all of the Company's assets, the Company may assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of the Company's business.  Executive may not assign his rights or duties under this Agreement without the prior written consent of Company (as evidenced by a duly authorized resolution of the Board, excluding Executive).

13.           Amendments.  No amendments or other modifications to this Agreement may be made except by a writing signed by the parties (and as to the signature of the Company as approved by a duly authorized resolution of the Board (excluding Executive).

14.           Severability.  If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect.  If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

15.           Notices.  Any notice required under this Agreement shall be given in writing, either by personal delivery (including by facsimile or electronic mail) or by registered or certified mail.  Any notice to the Company shall be addressed to the Board.  A notice shall be deemed to have been duly given (a) on the date of delivery, if delivered personally on the party to whom notice is to be given, or (b) on the third business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this section.

16.           Facsimile and Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile signature.

17.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to its principles of conflicts of laws.

18.           Consent to Representation.  THE PARTIES ACKNOWLEDGE THAT COBLENTZ, PATCH, DUFFY & BASS LLP ("CPDB") REPRESENTS THE COMPANY FOR PURPOSES OF THIS AGREEMENT AND DOES NOT REPRESENT EXECUTIVE.  EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN ADVISED TO SEEK INDEPENDENT COUNSEL REGARDING THE NEGOTIATION AND EXECUTION OF THIS AGREEMENT.  THE PARTIES AGREE THAT IN THE EVENT OF ANY CONFLICT OF INTEREST ARISING OUT OF THIS AGREEMENT, CPDB REPRESENTS THE INTERESTS OF THE COMPANY AND NOT THE EXECUTIVE.

[signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Separation and Severance Agreement as of the day and year first written above.

MENDOCINO BREWING COMPANY

/s/ Scott Heldfond
By: Scott Heldfond Its: Authorized Signatory

EXECUTIVE

/s/ Yashpal Singh
Yashpal Singh

Annex A
Form of Release

GENERAL RELEASE OF ALL CLAIMS

This General Release of All Claims (the "Release") is executed by Yashpal Singh ("Releasor") in favor of Mendocino Brewing Company, Inc., a California corporation (the "Company").  Capitalized terms used but not defined herein are as defined in the Severance Agreement (as defined below).

FACTUAL BACKGROUND

A.          Releasor and the Company are parties to that certain Separation and Severance Agreement dated August 27, 2009 (the "Severance Agreement") pursuant to which Releasor agreed to enter into this Release in consideration of the Company making the Severance Payment and other valid consideration set forth in the Severance Agreement.

B.           Releasor's employment with the Company terminated on __________ __, 20__.

C.           Releasor has been advised to consult with his independent counsel prior to signing this Agreement.

RELEASE

1.           Releasor understands and acknowledges that he would not receive the Severance Payment and the other benefits specified in the Severance Agreement, except for his execution of this Release and the fulfillment of the promises contained herein.  The consideration for signing this Release consists of an amount in excess of that to which Releasor is entitled under the Company's policies, practices or contracts for services rendered during his employment.

2.           Releasor represents that he has returned all Company property in his possession.

3.           Releasor agrees that the terms and conditions of this Release shall remain confidential, and that he will not disclose to any third party, other than Releasor's legal counsel, accountants, or his immediate family members, the terms and conditions of this Release or the amount of any payments made to Releasor or on his behalf as a result of this Release, except as may be required by law.

4.           Nothing contained in this Release, or the fact of its submission to Releasor, shall be admissible as evidence in any judicial, administrative, or other legal proceeding, or be construed as an admission of any liability or wrongdoing on the part of the Company or any violation of federal or state statutory or common law or regulation.

5.           Releasor will not disclose or deliver to any other party or use for his own benefit any trade secrets or confidential or proprietary information gained through employment with the Company.  This includes, but is not limited to non-public financial information, business plans, customer lists, supplier lists and data developed by the Company or any subsidiary or division thereof.  Releasor agrees that any breach of this paragraph would cause the Company substantial and irreparable damages that may not be quantifiable and therefore, in the event of any such breach, in addition to other remedies that may be available, the Company shall have the right to seek specific performance and other injunctive and equitable relief.  Moreover, Releasor agrees to assume the cost of all attorneys' fees incurred by the Company as a result of the Company’s enforcement of this Section 5.

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6.           In consideration for the payments you will receive from the Company pursuant to the Severance Agreement, you, for and on behalf of yourself, your heirs, beneficiaries, executors, administrators, attorneys, successors, and assigns, knowingly and voluntarily, hereby waive, remit, release and forever discharge the Company and its current and former parent corporations, affiliates, subsidiaries, divisions, predecessors, successors and assigns, and their current and former officers, directors, stockholders, employees, agents, attorneys, lenders, investors, servants, insurers and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to herein as the “Released Parties”) of and from any and all manner of action, claims, liens, demands, liabilities, potential or actual causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or other theory or basis, from the beginning of the world to the date of the execution of this Agreement, including, but not limited to, any claim that you have asserted, now assert or could have asserted.  Listed below are examples of the statutes under which you will not bring any claim.  If the law prohibits a waiver of claims under any such statute, you hereby acknowledge that you have no valid claim under those statutes or that all monies paid hereunder shall be a set-off against any such claim, if a court permits such claim to be asserted.  The claims released or acknowledged not to exist include, but are not limited to, any violation of:

a.           Title VII of the Civil Rights Act of 1964;

b.           The Civil Rights Act of 1991;

c.           Sections 1981 through 1988 of Title 42 of the United States Code;

d.           The Employee Retirement Income Security Act of 1974;

e.           The Immigration Reform and Control Act;

f.           The Americans with Disabilities Act of 1990;

g.           The Age Discrimination in Employment Act of 1967;

h.           The Workers Adjustment and Retraining Notification Act;

i.           The Occupational Safety and Health Act;

j.           The Fair Credit Reporting Act;

k.           The Sarbanes-Oxley Act of 2002;

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l.           New York State Executive Law (including its Human Rights Law) and the California Government Code;

m.           The California and New York State Labor Laws;

n.           The California and New York wage and wage-hour laws;

o.           Any other federal, state or local civil, whistleblower, discrimination, wage, wage-hour, retaliation, employment, human rights or any other local, state or federal law, regulation or ordinance;

p.           Any amendments to the foregoing laws;

q.           Any benefit, payroll or other plan, policy or program;

r.           Any public policy, contract, third-party beneficiary, tort, or common law obligation; or

s.           Any claim for or obligation to pay for attorneys’ fees, costs, fees, or other expenses.

Included in this Release are any and all claims for future damages allegedly arising from the alleged continuation of the effect of any past action, omission or event.  Notwithstanding the foregoing, Releasor shall retain the right, if any, to claim unemployment insurance with respect to the termination of his employment with the Company.  Excepted from this release are any claims that by law can not be released by an agreement between an employer and an employee.

7.           Waiver of Unknown Claims.  YOU UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.  You further acknowledge that you have been informed of Section 1542 of the California Civil Code, which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Notwithstanding Section 1542, and in order to implement a full discharge and release, Releasor expressly agrees that he intends this Release to extend to all claims, unknown and/or unsuspected, and to all unanticipated injuries and/or damages, as well as to those claims, injuries or damages which are now known to or suspected by him, that arose before the date he signed this Release.  This Release shall remain in effect as a full and complete release notwithstanding the discovery or existence of any additional or different facts.

8.           Releasor hereby affirms and acknowledges the following:

a.           He has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any of the Released Parties herein in any forum or form.

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b.           He has been paid and/or have received all compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and that no other compensation, wages, bonuses, commissions and/or benefits are due to him.  He has been granted any leave to which he was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws.

c.           He has no known workplace injury or occupational disease and has been provided with and/or has not been denied any leave requested under the Family and Medical Leave Act.

d.           He has not divulged any proprietary or confidential information of the Company and will continue to maintain the confidentiality of such information in accordance with the Company’s policies and/or the common law.

e.           He further affirms that he has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud.  The parties acknowledge that that this Release does not limit either party’s right, where applicable, to file or participate in an investigative proceeding of any federal, state or local government agency.  To the extent permitted by law, he agrees that if such an administrative claim is made, he shall not be entitled to recover any individual monetary relief or other individual remedies.

9.           He agrees not to defame, disparage or demean any of the Released Parties herein in any manner whatsoever.

10.         This Agreement may not be modified, altered, or amended except in writing and signed by both parties wherein specific reference is made to this Agreement.  This Agreement is the entire agreement between the parties hereto and fully supersedes any prior agreements or understandings between the parties.  Releasor acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to executed this Release, except what is set forth herein.  This Release shall be controlled and governed by the laws of the State of California to create a binding and enforceable general release and waiver of claims.

11.         This Release may be executed in counterparts, each of which shall be deemed an original and each of which shall together constitute one and the same agreement.  This Release will not become enforceable until executed by the Company.

12.         Each party will be responsible for its own legal fees or costs, if any, incurred in connection with the execution of this Release.

13.         At the time of considering or executing this Release, Releasor was not affected or impaired by illness, use of alcohol, drugs or other substances or otherwise impaired.  Releasor is competent to execute this Release and knowingly and voluntarily waives any and all claims he may have against the Company.  Releasor certifies that he is not a party to any bankruptcy, lien, creditor-debtor or other proceedings which would impair his right or ability to waive all claims he may have against the Company.

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RELEASOR HAS BEEN ADVISED THAT HE HAS TWENTY-ONE (21) CALENDAR DAYS FROM THE DATE OF HIS RECEIPT OF THIS RELEASE TO CONSIDER THIS RELEASE BEFORE SIGNING IT.  RELEASOR MAY REVOKE THIS RELEASE FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY THE RELEASE IS EXECUTED AND THE RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EXPIRATION OF THAT SEVEN (7) CALENDAR DAY PERIOD (THE "EFFECTIVE DATE").

ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO THE UNDERSIGNED AND STATE, “I HEREBY REVOKE MY ACCEPTANCE OF THE GENERAL RELEASE.” THE REVOCATION MUST BE PERSONALLY DELIVERED TO THE COMPANY'S AUTHORIZED SIGNATORY AS SET FORTH ON THE SIGNATURE PAGE TO THIS RELEASE, OR SUCH AUTHORIZED SIGNATORY'S SUCCESSOR, OR MAILED TO THE UNDERSIGNED AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS OF EXECUTION OF THIS RELEASE.  IF THE LAST DAY OF THE REVOCATION PERIOD IS A SATURDAY, SUNDAY OR LEGAL HOLIDAY IN CALIFORNIA, THEN THE REVOCATION PERIOD SHALL NOT EXPIRE UNTIL THE NEXT FOLLOWING DAY WHICH IS NOT A SATURDAY, SUNDAY OR HOLIDAY.

RELEASOR HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY OF HIS OWN CHOOSING AND AT HIS OWN EXPENSE PRIOR TO EXECUTING THIS RELEASE.  THE RELEASE, AMONG OTHER THINGS, WAIVES RIGHTS THAT YOU MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT (THE “ADEA”).

RELEASOR AGREES THAT ANY MODIFICATION, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DOES NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

HAVING ELECTED TO EXECUTE THIS RELEASE, TO FULFILL THE PROMISES AND TO RECEIVE THE SUMS AND BENEFITS STATED HEREIN, RELEASOR FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST THE COMPANY AND THE RELEASED PARTIES.

RELEASOR

Yashpal Singh

By:
Yashpal Singh

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Agreed to and Accepted:

Mendocino Brewing Company, Inc.,
a California corporation

By:
Name:
Title:

6

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF _____________________	)

On ____________________, before me, ____________________________, Notary Public, personally appeared _______________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(Seal)
Notary Public

Article I.

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